UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2007

NATIONAL MENTOR HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-138362	31-1757086
State or Other	(Commission File Number)	I.R.S. Employer
(Jurisdiction		(Identification No.)
of Incorporation)

313 Congress Street, 6th Floor
Boston, Massachusetts 02210

(Address of Principal Executive Offices) (Zip Code)

(617) 790-4800
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On June 29, 2007, National Mentor Holdings, Inc. (the “Company”) issued a press release announcing that NMH Holdings, Inc., the Company’s indirect parent (“NMH”), priced its previously announced private offering of notes (the “Offering”).  The Company increased the Offering to $175 million of notes having previously announced an offering size of $150 million.  NMH is offering $175 million in aggregate principal amount of Senior Floating Rate Toggle Notes due 2014 (the “Notes”) to qualified buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.  Cash interest on the Notes will accrue at a rate per annum, reset quarterly, equal to LIBOR plus 6.375%, and “PIK Interest”, if any, will accrue at the cash interest rate plus 0.75%.  The Offering is expected to close on July 5, 2007.

The offering of the Notes will not be registered under the Securities Act, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The information contained in this report is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

The information contained in this Item 7.01 and the exhibit attached hereto is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1            Press Release issued by National Mentor Holdings, Inc. on June 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.
(Registrant)

By:	/s/ Denis M. Holler
	Name:	Denis M. Holler
	Title:	Executive Vice President, Chief Financial Officer and
Treasurer

Date: June 29, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Press Release issued by National Mentor Holdings, Inc. on June 29, 2007.